Exhibit 99.1

Press Release For immediate release
Invesco Mortgage Capital Inc. Reports Second Quarter 2015 Financial Results

Atlanta - August 17, 2015 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the "Company") today announced financial results for the quarter ended June 30, 2015, reporting core earnings* of $0.41 per common share and book value per diluted common share** of $18.62. Second quarter core earnings reflect lower interest income and contribution to earnings from unconsolidated real estate joint ventures relative to first quarter 2015. Interest income was primarily impacted by faster prepayment speeds, higher amortization, and reinvestment of principal repayments into assets with lower yields.

"Although market conditions weakened in the second quarter, our efforts to moderate risk preserved capital. Our 1.1% decline in book value per share and 3.7% economic return year to date rank among the best in the industry," said Richard King, President and CEO. During the six months ended June 30, 2015, IVR declared dividends totaling $0.90 per common share and maintained a relatively stable book value of $18.62 per diluted common share versus $19.37 last quarter, $18.82 at year end 2014 and $17.97 at the end of 2013.

During the second quarter of 2015, the Company reinvested cash flow into Agency Hybrid ARMs and closed two commercial real estate loans totaling $71 million. "We believe our company is well positioned for the current market environment and to benefit from improving real estate fundamentals," said Mr. King.

On August 10, 2015, the Company announced the restatement of its financial statements for the years ended 2013 and 2014 and the quarter ended March 31, 2015. The restatement corrects an error in the U.S. GAAP accounting treatment for credit risk transfer securities issued by government-sponsored enterprises (“GSE CRTs”) and interest-only strips of residential mortgage-backed securities that are guaranteed by a U.S. government agency (“Agency MBS IOs”). We determined that these assets include embedded derivatives which should be accounted for under the accounting guidance for derivatives with changes in fair value reflected in the income statement instead of other comprehensive income. Previously reported key metrics such as economic return, book value per share, core earnings per common share and leverage ratios did not change. The changes also have no impact on our taxable income or compliance with REIT tax requirements.
Highlights
•	Q2 2015 core earnings* of $50.0 million, core earnings per common share of $0.41, and a common stock dividend of $0.45 per share
•	YTD core earnings* per common share of $0.91 and YTD common stock dividend of $0.90 per common share
•	Q2 2015 book value per diluted common share** was$18.62 vs. $19.37 at Q1 2015 and $18.82 at Q4 2014
•	Economic return*** for the three and six months ended June 30, 2015 of -1.5% and 3.7%, respectively
•
Portfolio equity allocation strategically positioned for improving real estate fundamentals.

- Equity allocation: 38% to Agency RMBS, 32% to residential credit and 30% to commercial credit as of June 30, 2015
- Increased our allocation to Agency Hybrid ARMs in Q2 2015
- Closed two commercial loans totaling $71 million

•
Q2 2015 comprehensive loss attributable to common stockholders was $36.7 million or ($0.30) per common share vs. comprehensive income attributable to common stockholders of $123.1 million or $1.00 per common share for Q1 2015

•
Q2 2015 U.S. GAAP net income attributable to common stockholders of $139.9 million or $1.14 basic earnings per common share and $1.04 earnings per diluted common share reflecting a $56.0 million net gain on interest rate hedges

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin) and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and total debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).
***Economic return for the quarter ended June 30, 2015 is defined as the change in book value per diluted common share from March 31, 2015 to June 30, 2015 of ($0.75); plus dividends declared of $0.45 per common share; divided by the March 31, 2015 book value per diluted common share of $19.37. Economic return for the six months ended June 30, 2015 is defined as the change in book value per diluted common share from December 31, 2014 to June 30, 2015 of ($0.20); plus dividends declared of $0.90 per common share; divided by the December 31, 2014 book value per diluted common share of $18.82.

1

Exhibit 99.1

Key performance indicators for the quarters ended June 30, 2015 and March 31, 2015 are summarized in the table below.

($ in millions, except share amounts)	Q2 ‘15		Q1 ‘15
	(unaudited)		(As Restated) (unaudited)
Average earning assets (at amortized costs)	$20,574.9		$20,427.4
Average borrowed funds	18,284.1		18,110.5
Average equity	$2,458.2		$2,452.9

Interest income	$160.8		$167.8
Interest expense	70.4		72.3
Net interest income	90.4		95.5
Total other income (loss)	70.4		(94.1)
Total expenses	13.6		13.3
Net income (loss)	147.3		(11.9)
Net income (loss) attributable to non-controlling interest	1.7		(0.1)
Dividends to preferred stockholders	5.7		5.7
Net income (loss) attributable to common stockholders	$139.9		($17.4)

Average portfolio yield	3.12%		3.29%
Cost of funds	1.54%		1.60%
Total debt to equity ratio	6.9	x	6.8	x
Book value per common share (diluted)**	$18.62		$19.37
Earnings (loss) per common share (basic)	$1.14		($0.14)
Dividends declared per common share	$0.45		$0.45
Dividends declared per preferred share on Series A Preferred Stock	$0.4844		$0.4844
Dividends declared per preferred share on Series B Preferred Stock	$0.4844		$0.4844

Non-GAAP Financial Measures*:
Core earnings	$50.0		$62.0
Core earnings per common share	$0.41		$0.50
Effective interest income	$167.0		$173.7
Effective yield	3.24%		3.41%
Effective interest expense	$100.1		$98.7
Effective cost of funds	2.19%		2.19%
Effective net interest income	$66.9		$74.9
Effective interest rate margin	1.05%		1.22%
Repurchase agreement debt-to-equity ratio	5.3	x	5.2	x

* Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin) and repurchase agreement debt-to-equity ratio are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" below for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and total debt-to-equity ratio.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million) and Series B Preferred Stock ($155.0 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (1,425,000 shares).

***Economic return for the quarter ended June 30, 2015 is defined as the change in book value per diluted common share from March 31, 2015 to June 30, 2015 of ($0.75); plus dividends declared of $0.45 per common share; divided by the March 31, 2015 book value per diluted common share of $19.37. Economic return for the six months ended June 30, 2015 is defined as the change in book value per diluted common share from December 31, 2014 to June 30, 2015 of ($0.20); plus dividends declared of $0.90 per common share; divided by the December 31, 2014 book value per diluted common share of $18.82.

2

Exhibit 99.1

Financial Summary
During the second quarter of 2015, the Company generated $50.0 million in core earnings, a decrease of $12.0 million from the first quarter of 2015. Lower core earnings were primarily due to lower contribution to earnings from unconsolidated real estate joint ventures and lower net interest income due primarily to faster prepayment speeds and higher amortization on our Agency residential mortgage-backed securities ("Agency RMBS"). Net income attributable to common stockholders for the second quarter of 2015 was $139.9 million, compared to net loss attributable to common stockholders of $17.4 million for the first quarter of 2015. The increase in second quarter of 2015 net income attributable to common stockholders was primarily due to a $56.0 million gain on interest rate hedges during the second quarter versus a $122.7 million loss on interest rate hedges in the first quarter of 2015. Second quarter 2015 book value per diluted common share declined to $18.62 as Agency RMBS and credit spreads widened with generally weaker market conditions due to uncertainty with respect to the crisis in Greece, and in anticipation of the first increase in the federal funds rate.
The Company reduced its holdings in 30 year fixed-rate Agency RMBS by $266.8 million but added $524.4 million Agency Hybrid Adjustable Rate Mortgage (ARM) securities to the investment portfolio in the second quarter of 2015. The Company’s MBS and GSE CRT portfolio totaled $17.2 billion, a decrease of $145.4 million from March 31, 2015. The non-Agency MBS portfolio declined by $147.0 million primarily due to continued paydowns.
For the quarter ended June 30, 2015, average earning assets were $20.6 billion, representing an increase of $147.5 million from March 31, 2015. The portfolio generated interest income of $160.8 million during the three months ended June 30, 2015, which reflects a decrease of $6.9 million from the three months ended March 31, 2015. The decrease in interest income was the result of a decline in average portfolio yield from 3.29% in the first quarter of 2015 to 3.12% for the three months ended June 30, 2015. The lower portfolio yield in the second quarter of 2015 primarily reflects lower yields on Agency RMBS.
For the quarter ended June 30, 2015, the Company had average borrowed funds of approximately $18.3 billion and effective interest expense of $100.1 million, compared to $18.1 billion and $98.7 million, respectively, for the first quarter of 2015. The Company's effective cost of funds was 2.19% for both the second quarter and first quarter of 2015. The slight increase in average borrowed funds for the second quarter is due to higher average borrowings for Agency RMBS.
Total expenses for the second quarter of 2015 were approximately $13.6 million, compared to $13.3 million for the first quarter of 2015. Second quarter 2015 total expenses include $2.3 million of securitization trust expenses associated with direct operating expenses of the Company's consolidated residential loan securitizations versus $2.2 million in the first quarter of 2015. Securitization trust expenses rose slightly in the second quarter due to the full quarter impact of consolidating an additional securitization that closed in March 2015. General and administrative expenses were $2.0 million in the second quarter of 2015, an increase of $0.2 million from the first quarter of 2015. The increase in general and administrative expenses was primarily due to higher tax, legal and other professional fees in the three months ended June 30, 2015. The ratio of annualized operating expenses to average equity* for the second quarter of 2015 was 1.84%, an increase of 2 basis points from the first quarter of 2015.
In the second quarter of 2015, the Company declared the following dividends: a common stock dividend of $0.45 per share paid on July 28, 2015; a Series A preferred stock dividend of $0.4844 per share paid on July 27, 2015; and a Series B preferred stock dividend of $0.4844 per share that will be paid on September 28, 2015.

*The ratio of consolidated operating expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on a weighted balance basis. The Company excludes expenses of consolidated securitization trusts from this calculation to facilitate comparison of the Company's operating expenses to peers.

3

Exhibit 99.1

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd., a leading independent global investment management firm.

4

Exhibit 99.1

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Tuesday, August 18, 2015, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    888-942-8507
International:        415-228-4839
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on September 1, 2015 by calling:

866-369-3652 (North America) or 203-369-0244 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation, and the impact of the restatement of our consolidated financial statements for certain periods and the adequacy of our disclosure controls and procedures and internal controls over financial reporting.  In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Tony Semak, 800-241-5477

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except share amounts	2015	2014 (As Restated)	2015	2014 (As Restated)
Interest Income
Mortgage-backed and credit risk transfer securities	126,098	148,195	261,363	296,600
Residential loans (1)	30,247	20,471	59,621	38,175
Commercial loans	4,491	2,061	7,606	3,680
Total interest income	160,836	170,727	328,590	338,455
Interest Expense
Repurchase agreements	40,931	47,822	84,241	96,893
Secured loans	1,553	176	3,017	176
Exchangeable senior notes	5,613	5,613	11,220	11,220
Asset-backed securities (1)	22,329	15,826	44,227	29,761
Total interest expense	70,426	69,437	142,705	138,050
Net interest income	90,410	101,290	185,885	200,405
(Reduction in) provision for loan losses	(70)	(50)	(132)	157
Net interest income after (reduction in) provision for loan losses	90,480	101,340	186,017	200,248
Other Income (loss)
Gain (loss) on investments, net	10,876	(20,197)	13,048	(37,969)
Equity in earnings of unconsolidated ventures	1,231	3,894	7,237	4,335
Gain (loss) on derivative instruments, net	56,003	(167,816)	(66,742)	(319,128)
Realized and unrealized credit derivative income (loss), net	614	32,055	21,976	49,542
Other investment income (loss), net	1,673	—	779	—
Total other income (loss)	70,397	(152,064)	(23,702)	(303,220)
Expenses
Management fee – related party	9,343	9,327	18,758	18,662
General and administrative	1,952	2,376	3,679	4,388
Consolidated securitization trusts (1)	2,256	1,363	4,412	2,547
Total expenses	13,551	13,066	26,849	25,597
Net income (loss)	147,326	(63,790)	135,466	(128,569)
Net income (loss) attributable to non-controlling interest	1,685	(729)	1,549	(1,462)
Net income (loss) attributable to Invesco Mortgage Capital Inc.	145,641	(63,061)	133,917	(127,107)
Dividends to preferred stockholders	5,716	2,712	11,432	5,425
Net income (loss) attributable to common stockholders	139,925	(65,773)	122,485	(132,532)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders
Basic	1.14	(0.53)	0.99	(1.08)
Diluted	1.04	(0.53)	0.96	(1.08)
Dividends declared per common share	0.45	0.50	0.90	1.00

(1)	The condensed consolidated statements of operations include income and expenses of consolidated variable interest entities.

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands	2015	2014 (As Restated)	2015	2014 (As Restated)
Net income (loss)	147,326	(63,790)	135,466	(128,569)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	(193,322)	244,615	(67,368)	406,312
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	(1,669)	20,766	(4,603)	32,484
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	16,313	21,532	35,458	42,828
Total Other comprehensive income (loss)	(178,678)	286,913	(36,513)	481,624
Comprehensive income (loss)	(31,352)	223,123	98,953	353,055
Less: Comprehensive income (loss) attributable to non-controlling interest	357	(2,553)	(1,133)	(4,036)
Less: Dividends to preferred stockholders	(5,716)	(2,712)	(11,432)	(5,425)
Comprehensive income (loss) attributable to common stockholders	(36,711)	217,858	86,388	343,594

7

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
In thousands except share amounts	June 30, 2015	December 31, 2014
	(Unaudited)	(As Restated)
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value	17,195,238	17,248,895
Residential loans, held-for-investment (1)	3,461,992	3,365,003
Commercial loans, held-for-investment	155,011	145,756
Cash and cash equivalents	87,003	164,144
Due from counterparties	65,107	57,604
Investment related receivable	37,123	38,717
Accrued interest receivable	70,076	66,044
Derivative assets, at fair value	20,504	24,178
Deferred securitization and financing costs	11,486	13,080
Other investments	114,553	106,498
Other assets	810	1,098
Total assets (1)	21,218,903	21,231,017
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	13,174,860	13,622,677
Secured loans	1,550,000	1,250,000
Asset-backed securities issued by securitization trusts (1)	3,006,047	2,929,820
Exchangeable senior notes	400,000	400,000
Derivative liabilities, at fair value	189,669	254,026
Dividends and distributions payable	61,770	61,757
Investment related payable	165,634	17,008
Accrued interest payable	36,069	29,670
Collateral held payable	6,500	14,890
Accounts payable and accrued expenses	3,741	2,439
Due to affiliate	9,918	9,880
Total liabilities (1)	18,604,208	18,592,167
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 123,140,501 and 123,110,454 shares issued and outstanding, respectively	1,231	1,231
Additional paid in capital	2,532,555	2,532,130
Accumulated other comprehensive income	388,495	424,592
Retained earnings (distributions in excess of earnings)	(621,191)	(632,854)
Total stockholders’ equity	2,586,306	2,610,315
Non-controlling interest	28,389	28,535
Total equity	2,614,695	2,638,850
Total liabilities and equity	21,218,903	21,231,017

(1)
The condensed consolidated balance sheets include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIEs for which creditors do not have recourse to the Company. As of June 30, 2015 and December 31, 2014, total assets of the consolidated VIEs were $3,477,252 and $3,380,597, respectively, and total liabilities of the consolidated VIEs were $3,014,810 and $2,938,512, respectively.

8

Exhibit 99.1

Non-GAAP Financial Measures

In addition to the results presented in accordance with U.S. GAAP, this release contains the non-GAAP financial measures of core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin) and repurchase agreement debt-to-equity ratio. The Company’s management uses these non-GAAP financial measures in its internal analysis of results and believes these measures are useful to investors for the reasons explained below. The most directly comparable U.S. GAAP measures are net income attributable to common stockholders (and by calculation basic earnings (loss) per common share), total interest income (and by calculation, yield), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and total debt-to-equity ratio.

These non-GAAP financial measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies. An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with U.S. GAAP. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.

Core Earnings

The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps); unrealized (gain) loss on derivative instruments, net; realized and unrealized change in fair value of GSE CRT credit derivative income (loss), net; (gain) loss on foreign currency transactions, net; amortization of deferred swap losses from de-designation; and an adjustment attributable to non-controlling interest. The Company records changes in the valuation of its mortgage-backed securities and the valuation assigned to the debt host contract associated with its GSE CRTs in other comprehensive income on its condensed consolidated balance sheets. The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

9

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands, except per share data	June 30, 2015	March 31, 2015 (As Restated)	June 30, 2014 (As Restated)	June 30, 2015	June 30, 2014 (As Restated)
Net income (loss) attributable to common stockholders	139,925	(17,440)	(65,773)	122,485	(132,532)
Adjustments:
(Gain) loss on investments, net	(10,876)	(2,172)	20,197	(13,048)	37,969
Realized (gain) loss on derivative instruments, net (excluding contractual net interest on interest rate swaps of $46,011, $45,608, $52,205, $91,619 and $103,646, respectively)	15,212	26,103	15,037	41,315	33,861
Unrealized (gain) loss on derivative instruments, net	(117,226)	51,034	100,574	(66,192)	181,621
Realized and unrealized change in fair value of GSE CRT credit derivative income (loss), net	6,591	(15,246)	(27,990)	(8,655)	(41,951)
(Gain) loss on foreign currency transactions, net	(996)	1,525	—	529	—
Amortization of deferred swap losses on de-designation	16,313	19,145	21,532	35,458	42,828
Subtotal	(90,982)	80,389	129,350	(10,593)	254,328
Adjustment attributable to non-controlling interest	1,041	(921)	(1,480)	120	(2,900)
Core earnings	49,984	62,028	62,097	112,012	118,896
Basic earnings (loss) per common share	1.14	(0.14)	(0.53)	0.99	(1.08)
Core earnings per share attributable to common stockholders	0.41	0.50	0.50	0.91	0.97

Effective Interest Income/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded in realized and unrealized credit derivative income (loss), net. The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments and the reclassification of amortization of net deferred swap losses on de-designated interest rate swaps that is being amortized into interest expense over the remaining lives of the swaps. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company subtracts amortization of net deferred losses on de-designated interest rate swaps because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for net interest paid on its interest rate swaps that is recorded in gain (loss) on derivative instruments, the reclassification of amortization of net deferred losses on de-designated interest rate swaps that is being amortized into repurchase agreements interest expense over the remaining lives of the swaps and GSE CRT embedded derivative coupon interest that is recorded in realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and operating performance.

10

Exhibit 99.1

The following table reconciles total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended June 30, 2015		Three Months ended March 31, 2015 (As Restated)		Three Months Ended June 30, 2014 (As Restated)
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	160,836	3.12%	167,754	3.29%	170,727	3.41%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,157	0.12%	5,913	0.12%	3,773	0.08%
Effective interest income	166,993	3.24%	173,667	3.41%	174,500	3.49%

	Six Months Ended June 30,
	2015		2014 (As Restated)
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	328,590	3.20%	338,455	3.43%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	12,070	0.12%	6,970	0.07%
Effective interest income	340,660	3.32%	345,425	3.50%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended June 30, 2015		Three Months ended March 31, 2015 (As Restated)		Three Months Ended June 30, 2014 (As Restated)
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	70,426	1.54%	72,279	1.60%	69,437	1.58%
Less: Amortization of net deferred swap losses on de-designation	(16,313)	(0.36)%	(19,145)	(0.42)%	(21,532)	(0.49)%
Add: Net interest paid - interest rate swaps	46,011	1.01%	45,608	1.01%	52,205	1.19%
Effective interest expense	100,124	2.19%	98,742	2.19%	100,110	2.28%

	Six Months Ended June 30,
	2015		2014 (As Restated)
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	142,705	1.57%	138,050	1.59%
Less: Amortization of net deferred swap losses on de-designation	(35,458)	(0.39)%	(42,828)	(0.49)%
Add: Net interest paid - interest rate swaps	91,619	1.01%	103,646	1.20%
Effective interest expense	198,866	2.19%	198,868	2.30%

11

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended June 30, 2015		Three Months ended March 31, 2015 (As Restated)		Three Months Ended June 30, 2014 (As Restated)
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	90,410	1.58%	95,475	1.69%	101,290	1.83%
Add: Amortization of net deferred swap losses on de-designation	16,313	0.36%	19,145	0.42%	21,532	0.49%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	6,157	0.12%	5,913	0.12%	3,773	0.08%
Less: Net interest paid - interest rate swaps	(46,011)	(1.01)%	(45,608)	(1.01)%	(52,205)	(1.19)%
Effective net interest income	66,869	1.05%	74,925	1.22%	74,390	1.21%

	Six Months Ended June 30,
	2015		2014 (As Restated)
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	185,885	1.63%	200,405	1.84%
Add: Amortization of net deferred swap losses on de-designation	35,458	0.39%	42,828	0.49%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	12,070	0.12%	6,970	0.07%
Less: Net interest paid - interest rate swaps	(91,619)	(1.01)%	(103,646)	(1.20)%
Effective net interest income	141,794	1.13%	146,557	1.20%

12

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's total debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of June 30, 2015 and March 31, 2015. The mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. Improving the Company's balance sheet by diversifying the Company's liabilities away from repurchase agreements has been a focus of management over the past two years. Since the Company began using other longer-term means of financing its investments, such as exchangeable senior notes, asset-backed securities issued by consolidated securitization trusts, and secured loans, the Company has reduced its reliance on repurchase agreements. The Company's weighted average remaining maturity on borrowings has increased from 60 days as of December 31, 2013 to 354 days as of June 30, 2015. The Company believes presenting repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
June 30, 2015

$ in thousands	Agency RMBS	Non-Agency RMBS (6)	GSE CRT(6)	CMBS (7)	Comm- ercial Loans (7)	Consol- idated VIEs (4)(6)	Other (7)	Elimin- ations (5)	Total
Investments	10,434,839	3,250,833	665,896	3,293,853	155,011	3,461,992	44,803	(450,183)	20,857,044
Cash and cash equivalents (1)	38,532	21,564	4,805	22,102	—	—	—	—	87,003
Derivative assets, at fair value (2)	18,350	1,140	—	—	969	—	45	—	20,504
Other assets	147,504	7,034	527	67,452	1,155	25,859	6,667	(1,846)	254,352
Total assets	10,639,225	3,280,571	671,228	3,383,407	157,135	3,487,851	51,515	(452,029)	21,218,903

Repurchase agreements	8,795,055	2,452,975	509,617	1,417,213	—	—	—	—	13,174,860
Secured loans (3)	324,756	—	—	1,225,244	—	—	—	—	1,550,000
Asset-backed securities issued by securitization trusts	—	—	—	—	—	3,456,230	—	(450,183)	3,006,047
Exchangeable senior notes	—	—	—	—	—	—	400,000	—	400,000
Derivative liabilities, at fair value	188,306	—	—	—	1,363	—	—	—	189,669
Other liabilities	201,603	20,209	9,306	29,937	—	18,534	5,889	(1,846)	283,632
Total liabilities	9,509,720	2,473,184	518,923	2,672,394	1,363	3,474,764	405,889	(452,029)	18,604,208

Allocated equity	1,129,505	807,387	152,305	711,013	155,772	13,087	(354,374)	—	2,614,695
Less equity associated with secured loans:
Collateral pledged	(387,366)	—	—	(1,461,463)	—	—	—	—	(1,848,829)
Secured loans	324,756	—	—	1,225,244	—	—	—	—	1,550,000
Net equity (excluding secured loans)	1,066,895	807,387	152,305	474,794	NA	NA	NA	—	2,501,381
Total debt-to-equity ratio (8)	8.1	3.0	3.3	3.7	—	NA	NA	NA	6.9
Repurchase agreement debt-to-equity ratio (9)	8.2	3.0	3.3	3.0	NA	NA	NA	NA	5.3

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, Non-Agency RMBS, GSE CRT and CMBS.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.

(5)	Represents the Company's ownership of asset-backed securities and accrued interest eliminated upon consolidation.

(6)	Non-Agency RMBS, GSE CRT and Consolidated VIEs are considered residential credit.

(7)	CMBS, Commercial Loans and Investments in unconsolidated ventures of $44.8 million (which are included in Other), are considered commercial credit.

(8)
Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans, asset-backed securities issued by securitization trusts and exchangeable senior notes) to allocated equity.

(9)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to net equity (excluding secured loans).

13

Exhibit 99.1

March 31, 2015

$ in thousands	Agency RMBS	Non-Agency RMBS (6)	GSE CRT(6)	CMBS (7)	Comm- ercial Loans (7)	Consol- idated VIEs (4)(6)	Other (7)	Elimin- ations (5)	Total
Investments	10,274,261	3,407,153	661,767	3,456,892	146,211	3,597,147	41,243	(459,479)	21,125,195
Cash and cash equivalents (1)	65,714	36,666	9,606	45,039	—	—	—	—	157,025
Derivative assets, at fair value (2)	4,997	334	—	—	1,375	—	—	—	6,706
Other assets	157,301	11,255	592	67,705	1,014	15,897	7,281	(1,897)	259,148
Total assets	10,502,273	3,455,408	671,965	3,569,636	148,600	3,613,044	48,524	(461,376)	21,548,074

Repurchase agreements	8,778,225	2,613,114	486,990	1,454,752	—	—	—	—	13,333,081
Secured loans (3)	320,947	—	—	1,229,053	—	—	—	—	1,550,000
Asset-backed securities issued by securitization trusts	—	—	—	—	—	3,593,006	—	(459,479)	3,133,527
Exchangeable senior notes	—	—	—	—	—	—	400,000	—	400,000
Derivative liabilities, at fair value	290,852	—	—	—	—	—	—	—	290,852
Other liabilities	66,858	20,239	5,041	30,919	—	10,951	889	(1,897)	133,000
Total liabilities	9,456,882	2,633,353	492,031	2,714,724	—	3,603,957	400,889	(461,376)	18,840,460

Allocated equity	1,045,391	822,055	179,934	854,912	148,600	9,087	(352,365)	—	2,707,614
Less equity associated with secured loans:
Collateral pledged	(392,137)	—	—	(1,501,668)	—	—	—	—	(1,893,805)
Secured loans	320,947	—	—	1,229,053	—	—	—	—	1,550,000
Net equity (excluding secured loans)	974,201	822,055	179,934	582,297	NA	NA	NA	—	2,558,487
Total debt-to-equity ratio (8)	8.7	3.2	2.7	3.1	—	NA	NA	NA	6.8
Repurchase agreement debt-to-equity ratio (9)	9.0	3.2	2.7	2.5	NA	NA	NA	NA	5.2

(1)	Cash and cash equivalents is allocated based on a percentage of equity for Agency RMBS, Non-Agency RMBS, GSE CRT and CMBS.

(2)	Derivative assets are allocated based on the hedging strategy for each asset class.

(3)	Secured loans are allocated based on amount of collateral pledged.

(4)	Represents VIE assets and liabilities before intercompany eliminations. VIEs are securitized entities with no substantive equity at risk.

(5)	Represents our ownership of asset-backed securities and accrued interest eliminated upon consolidation.

(6)	Non-Agency RMBS, GSE CRT and Consolidated VIEs are considered residential credit.

(7)	CMBS, Commercial Loans and Investments in unconsolidated ventures of $41.2 million (which are included in Other), are considered commercial credit.

(8)
Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements, secured loans, asset-backed securities issued by securitization trusts and exchangeable senior notes) to allocated equity.

(9)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to net equity (excluding secured loans).

14

Exhibit 99.1

Mortgage-Backed Securities and Credit Risk Transfer Securities

The following table summarizes certain characteristics of the Company’s MBS and GSE CRT portfolio as of June 30, 2015:

June 30, 2015
$ in thousands	Principal Balance	Unamortized Premium (Discount)	Amortized Cost	Unrealized Gain/ (Loss), net	Fair Value	Net Weighted Average Coupon (1)	Period- end Weighted Average Yield (2)	Quarterly Weighted Average Yield (3)
Agency RMBS:
15 year fixed-rate	1,638,413	80,151	1,718,564	18,756	1,737,320	3.76%	2.55%	2.04%
30 year fixed-rate	4,052,970	271,686	4,324,656	32,002	4,356,658	4.28%	2.84%	2.69%
ARM*	461,173	5,560	466,733	6,863	473,596	2.74%	2.57%	1.99%
Hybrid ARM	3,337,388	65,372	3,402,760	25,639	3,428,399	2.74%	2.51%	1.88%
Total Agency pass-through	9,489,944	422,769	9,912,713	83,260	9,995,973	3.57%	2.66%	2.27%
Agency-CMO(4)	2,063,207	(1,630,609)	432,598	6,268	438,866	2.25%	4.49%	3.15%
Non-Agency RMBS(5)(6)	3,261,947	(548,656)	2,713,291	87,359	2,800,650	3.44%	3.84%	4.39%
GSE CRT(7)	643,000	24,176	667,176	(1,280)	665,896	1.01%	0.50%	0.51%
CMBS(8)	3,422,375	(231,765)	3,190,610	103,243	3,293,853	4.43%	4.43%	4.40%
Total	18,880,473	(1,964,085)	16,916,388	278,850	17,195,238	3.43%	3.10%	2.98%

* Adjustable-rate mortgage ("ARM")

(1)	Net weighted average coupon (“WAC”) as of June 30, 2015 is presented net of servicing and other fees.

(2)	Period-end weighted average yield is based on amortized cost as of June 30, 2015 and incorporates future prepayment and loss assumptions but excludes changes in anticipated interest rates.

(3)
Quarterly weighted average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(4)	Agency collateralized mortgage obligation ("Agency-CMO") includes Agency MBS IOs which represent 33.0% of the balance based on fair value.

(5)	Non-Agency RMBS held by the Company is 52.3% variable rate, 40.6% fixed rate, and 7.1% floating rate based on fair value.

(6)	Of the total discount in non-Agency RMBS, $328.1 million is non-accretable.

(7)	GSE CRT weighted average coupon and weighted average yield excludes embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net.

(8)	CMBS includes commercial real estate mezzanine loan pass-through certificates which represent 1.3% of the balance based on fair value.

Constant Prepayment Rates ("CPR")
The CPR of the Company's portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The Company's Agency, non-Agency RMBS and GSE CRT had a weighted average CPR of 14.4 and 11.4 for the three months ended June 30, 2015 and March 31, 2015, respectively. The table below shows the three month CPR for the Company's RMBS compared to bonds with similar characteristics (“Cohorts”):

	June 30, 2015		March 31, 2015
	Company	Cohorts	Company	Cohorts
15 year Agency RMBS	10.7	15.1	9.4	12.7
30 year Agency RMBS	13.9	17.1	11.1	13.2
Agency Hybrid ARM RMBS	17.3	NA	14.2	NA
Non-Agency RMBS	14.0	NA	10.3	NA
GSE CRT	13.9	NA	9.5	NA
Weighted average CPR	14.4	NA	11.4	NA

15

Exhibit 99.1

Borrowings
The Company has entered into repurchase agreements, secured loans and issued exchangeable senior notes to finance the majority of its portfolio of investments. The following table summarizes certain characteristics of the Company’s borrowings at June 30, 2015 and December 31, 2014:

$ in thousands	June 30, 2015			December 31, 2014
	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)	Amount Outstanding	Weighted Average Interest Rate	Weighted Average Remaining Maturity (Days)
Repurchase Agreements:
Agency RMBS	8,795,055	0.37%	17	9,018,818	0.35%	18
Non-Agency RMBS	2,452,975	1.54%	43	2,676,626	1.51%	36
GSE CRT	509,617	1.69%	31	468,782	1.55%	27
CMBS	1,417,213	1.34%	27	1,458,451	1.32%	26
Secured Loans	1,550,000	0.40%	2,980	1,250,000	0.37%	3,472
Exchangeable Senior Notes	400,000	5.00%	989	400,000	5.00%	1,170
Total	15,124,860	0.82%	354	15,272,677	0.81%	335

The Company finances its residential loans held-for-investment through asset-backed securities issued by securitization trusts.

16

Exhibit 99.1

Interest Rate Swaps
As of June 30, 2015, the Company had the following interest rate swaps outstanding:

$ in thousands Counterparty		Notional	Maturity Date	Fixed Interest Rate in Contract
Credit Suisse International		500,000	4/15/2016	2.27%
The Bank of New York Mellon		500,000	4/15/2016	2.24%
JPMorgan Chase Bank, N.A.		500,000	5/16/2016	2.31%
Goldman Sachs Bank USA		500,000	5/24/2016	2.34%
Goldman Sachs Bank USA		250,000	6/15/2016	2.67%
Wells Fargo Bank, N.A.		250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.		500,000	6/24/2016	2.51%
Citibank, N.A.		500,000	10/15/2016	1.93%
Deutsche Bank AG		150,000	2/5/2018	2.90%
ING Capital Markets LLC		350,000	2/24/2018	0.95%
ING Capital Markets LLC		300,000	5/5/2018	0.79%
UBS AG		500,000	5/24/2018	1.10%
ING Capital Markets LLC		400,000	6/5/2018	0.87%
The Royal Bank of Scotland Plc		500,000	9/5/2018	1.04%
Citibank, N.A. CME Clearing House	(1)	300,000	2/5/2021	2.50%
The Royal Bank of Scotland Plc CME Clearing House	(1)	300,000	2/5/2021	2.69%
Wells Fargo Bank, N.A.		200,000	3/15/2021	3.14%
JPMorgan Chase Bank, N.A.	(2)	500,000	5/24/2021	2.25%
Citibank, N.A.		200,000	5/25/2021	2.83%
HSBC Bank USA, National Association	(3)	500,000	6/24/2021	2.44%
HSBC Bank USA, National Association		550,000	2/24/2022	2.45%
Deutsche Bank AG		1,000,000	6/9/2022	2.21%
HSBC Bank USA, National Association		250,000	6/5/2023	1.91%
The Royal Bank of Scotland Plc		500,000	8/15/2023	1.98%
Goldman Sachs Bank USA CME Clearing House		600,000	8/24/2023	2.88%
UBS AG		250,000	11/15/2023	2.23%
HSBC Bank USA, National Association		500,000	12/15/2023	2.20%
Morgan Stanley Capital Services, LLC		100,000	4/2/2025	2.04%
Total		11,450,000		2.12%

(1)	Forward start date of February 2016

(2)	Forward start date of May 2016

(3)	Forward start date of June 2016

17

Exhibit 99.1

Average Balances
The table below presents certain information for the Company's portfolio for the three and six months ended June 30, 2015 and 2014.

	Three Months Ended June 30,		Six Months Ended June 30,
$ in thousands	2015	2014 (As Restated)	2015	2014 (As Restated)
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	1,747,623	1,490,857	1,748,306	1,544,072
30 year fixed-rate, at amortized cost	4,400,782	6,277,003	4,490,257	6,501,011
ARM, at amortized cost	446,754	526,816	453,651	407,650
Hybrid ARM, at amortized cost	3,270,461	2,441,988	3,069,675	2,154,029
MBS-CMO, at amortized cost	438,549	505,949	442,374	490,979
Non-Agency RMBS, at amortized cost	2,774,992	3,241,721	2,833,617	3,382,454
GSE CRT, at amortized cost	662,188	418,606	656,298	366,900
CMBS, at amortized cost	3,195,123	2,788,361	3,233,156	2,677,553
Residential loans, at amortized cost	3,480,101	2,240,066	3,422,035	2,114,219
Commercial loans, at amortized cost	158,312	94,541	152,231	86,653
Average MBS and Loans portfolio	20,574,885	20,025,908	20,501,600	19,725,520
Average Portfolio Yields (1):
Agency RMBS:
15 year fixed-rate	2.04%	2.57%	2.13%	2.69%
30 year fixed-rate	2.69%	3.03%	2.85%	3.09%
ARM	1.99%	2.29%	2.35%	2.31%
Hybrid ARM	1.88%	2.23%	2.06%	2.28%
MBS - CMO	3.15%	3.42%	3.44%	3.77%
Non-Agency RMBS	4.39%	4.70%	4.37%	4.44%
GSE CRT (2)	0.51%	0.48%	0.50%	0.52%
CMBS	4.40%	4.54%	4.37%	4.52%
Residential loans	3.48%	3.66%	3.49%	3.60%
Commercial loans	8.55%	8.72%	8.54%	8.49%
Average MBS and Loans portfolio	3.12%	3.41%	3.20%	3.43%
Average Borrowings*:
Agency RMBS (3)	9,166,962	10,040,134	9,099,236	9,865,448
Non-Agency RMBS	2,534,973	2,790,149	2,584,839	2,895,918
GSE CRT	495,605	307,237	475,057	261,052
CMBS (3)	2,663,097	2,033,655	2,664,131	2,032,975
Exchangeable senior notes	400,000	400,000	400,000	400,000
Asset-backed securities issued by securitization trusts	3,023,497	1,975,573	2,974,056	1,870,367
Total borrowed funds	18,284,134	17,546,748	18,197,319	17,325,760
Maximum borrowings during the period (4)	18,364,746	17,765,146	18,416,608	17,765,146

18

Exhibit 99.1

Average Cost of Funds (5):
Agency RMBS (3)	0.35%	0.32%	0.35%	0.34%
Non-Agency RMBS	1.57%	1.55%	1.54%	1.53%
GSE CRT	1.63%	1.50%	1.66%	1.47%
CMBS (3)	0.92%	1.24%	0.91%	1.31%
Exchangeable senior notes	5.61%	5.61%	5.61%	5.61%
Asset-backed securities issued by securitization trusts	2.95%	3.20%	2.97%	3.18%
Unhedged cost of funds (6)	1.18%	1.09%	1.18%	1.10%
Hedged / Effective cost of funds (non-GAAP measure)	2.19%	2.28%	2.19%	2.30%
Average Equity (7):	2,458,210	2,470,933	2,455,590	2,403,467
Average debt/equity ratio (average during period)	7.44x	7.10x	7.41x	7.21x
Debt/equity ratio (as of period end)	6.93x	6.82x	6.93x	6.82x

*
Average amounts for each period are based on weighted month-end balances; all percentages are annualized. For the three and six months ended June 30, 2015, the average balances are presented on an amortized cost basis.

(1)
Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by the Company's average of the amortized cost of the investments. All yields are annualized.

(2)	GSE CRT average portfolio yield excludes embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net.

(3)	Agency RMBS and CMBS average borrowing and cost of funds include borrowings under repurchase agreements and secured loans.

(4)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(5)	Average cost of funds is calculated by dividing annualized interest expense by the Company's average borrowings.

(6)	Excludes reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense.

(7)	Average equity is calculated based on a weighted balance basis.

19